Exhibit 1.1
WILLIAMS PARTNERS L.P.
6,600,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
                    , 2006
LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
As the Representatives of the several
Underwriters named in Schedule 1
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Williams Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”) 6,600,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). Lehman Brothers Inc. and Citigroup Global Markets Inc. shall act as representatives (the “Representatives”) of the several Underwriters.
     In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 990,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).
     It is understood and agreed to by all parties that the Partnership was formed to own, operate and acquire the natural gas gathering, transportation and processing, and natural gas liquids fractionation and storage, assets and business held by various subsidiaries of The Williams Companies, Inc., a Delaware corporation (“Williams”), as described more particularly in the Prospectus. Williams Partners GP LLC, a Delaware limited liability company, serves as the general partner (the “General Partner”) of the Partnership. Williams Energy Services, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Williams (“WES”), serves as the sole member of the General Partner. Each of WES, Williams Discovery Pipeline LLC, a Delaware limited liability company (“Williams Pipeline”), Williams Partners Holdings LLC, a Delaware limited liability company (“Holdings”), and Williams Energy, L.L.C., a Delaware limited liability company (“WE”), are limited partners of the Partnership.

The Partnership is the sole member of Williams Partners Operating LLC, a Delaware limited liability company (“OLLC”). OLLC is the sole member of each of Mid-Continent Fractionation and Storage, LLC, a Delaware limited liability company (“MCFS”), and Carbonate Trend Pipeline LLC, a Delaware limited liability company (“CTP”) and owns a 40% limited liability company interest in Discovery Producer Services, LLC, a Delaware limited liability company (“DPS”). DPS is the sole member of Discovery Gas Transmission, LLC, a Delaware limited liability company (“DGT”).
     The Partnership, Williams and certain other Williams subsidiaries entered into the Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of May 20, 2005, by and among Williams, the Partnership, Northwest Pipeline Corporation and Transcontinental Gas Pipe Line Corporation, as the borrowers, the lenders named therein, Citicorp USA, Inc., as administrative agent and collateral agent, Citibank, N.A. and Bank of America, N.A., as the issuing banks, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., the Bank of Nova Scotia and The Royal Bank of Scotland PLC, as co-documentation agents, and Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and co-book runners, to, among other things, allow the Partnership to borrow up to $75 million under the Amended Credit Agreement for general partnership purposes, including acquisitions. In addition, the Partnership entered into a working capital loan agreement with Williams providing for a $20 million revolving credit facility (the “Revolving Credit Agreement”).
     Concurrently with the offer and sale of the Units, the Partnership will offer and sell $ million in aggregate principal amount of senior notes (the “Notes”) in a private placement (the “Notes Offering”) pursuant to a Purchase Agreement among the Partnership, OLLC,          and the Initial Purchasers named therein (the “Notes Purchase Agreement”). The Notes will be issued pursuant to an Indenture, dated as of the First Delivery Date, between the Partnership and      , as trustee (the “Indenture”).
     Prior to the date hereof, the following transactions occurred:
     (a) Williams Field Services Company LLC (“WFS Company”), a Delaware limited liability company and wholly owned subsidiary of Williams Field Services Group LLC (“WFS Group”), formed Williams Four Corners LLC (“Four Corners LLC”) for the purpose of holding all of the assets owned and operated by WFS Company in what is commonly referred to as the “four corners” area of Colorado and New Mexico, including (i) the Ignacio, Kutz and Lybrook processing plants, (ii) the Milagro and Esperanza treating facilities and (iii) approximately 3,500 miles of associated gathering systems (collectively, the “Four Corners Assets”).
     (b) Pursuant to an Asset Contribution Agreement between WFS Company and Four Corners LLC (the “Asset Contribution Agreement”), WFS Company conveyed the Four Corners Assets to Four Corners LLC.
     (c) WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC entered into a Purchase and Sale Agreement (the “Purchase and Sale

Agreement”) pursuant to which OLLC will acquire a 25.1% interest in Four Corners LLC from WFS Company on the First Delivery Date.
     The transactions described in clauses (a)-(c) above are referred to herein collectively as the “Prior Transactions.”
     On the First Delivery Date, the following transaction will occur, unless otherwise noted:
     (a) WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC will enter into an Interest Contribution Agreement (the “Interest Contribution Agreement”) pursuant to which the following transactions will occur on the First Delivery Date, unless otherwise noted:
     (i) WFS Company will distribute a 25.1% limited liability company interest in Four Corners LLC (the “Four Corners Interest”) to WFS Group.
     (ii) WFS Group will distribute the Four Corners Interest to WES.
     (iii) WES will convey the Four Corners Interest to the General Partner as a capital contribution.
     (iv) The General Partner will convey the Four Corners Interest to the Partnership as a capital contribution.
     (b) The public, through the Underwriters, will contribute $      million, $      million net of the Underwriters’ discounts and commissions (the “Offering Proceeds”), to the Partnership in exchange for        Common Units representing a        % limited partner interest in the Partnership.
     (c) Pursuant to the Notes Purchase Agreement, the Initial Purchasers in the Notes Offering will pay $       million, $       net of the Initial Purchasers’ discounts and commissions (the “Notes Offering Proceeds”), to the Partnership in exchange for the Notes.
     (d) The Partnership will use the Offering Proceeds and the Notes Offering Proceeds to (i) pay the underwriting discounts and commissions related to the offering of the Units, (ii) pay the initial purchasers’ discounts, if any, and commissions related to the Notes Offering, (iii) pay approximately $ million (excluding the Underwriters’ discounts and commissions related to the offering of the Units and Initial Purchasers’ discounts and commissions related to the Notes Offering) in offering expenses incurred by the Partnership, (iv) pay $        million to the General Partner in consideration for the contribution of the Four Corners Interest to the Partnership and (v) provide $ of additional working capital.
     (e) The Partnership will contribute the Four Corners Interest to OLLC as a contribution to the capital of OLLC.

     (f) The limited liability company agreement of Four Corners LLC will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Purchase and Sale Agreement, the Asset Contribution Agreement and the Interest Contribution Agreement.
     (g) If the Underwriters exercise their option to purchase any Option Units within 30 days after the date of this Agreement as provided in Section 2, the Partnership will sell the Option Units to the Underwriters at the price set forth in Section 2.
     Each of MCFS, CTP, DPS, DGT and Four Corners LLC is referred to herein, individually, as a “Subsidiary” and, collectively, as the “Subsidiaries.”
     The transactions described above in clauses (a)-(g) above are referred to as the “Subsequent Transactions” and, together with the Prior Transactions, are referred to as the “Transactions.”
     The Partnership, the General Partner, OLLC and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.” WES, WFS Group, WFS Company, OLLC, the General Partner, the Partnership and OLLC are sometimes referred to herein collectively as the “Williams Parties.” The Williams Parties, together with Williams, Williams Pipeline, Holdings and WE are sometimes referred to herein collectively as the “Williams Entities”.
     This is to confirm the agreement concerning the purchase of the Firm Units and the Option Units, if any, from the Partnership by the Underwriters.
     Section 1. Representations, Warranties and Agreements of the Williams Parties. The Williams Parties jointly and severally represent, warrant and agree that:
     (a) A registration statement on Form S-1 (File No. 333-133065) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to the Representatives. As used in this Agreement,
     (i) “Applicable Time” means        a.m. (New York City time) on the date of this agreement;
     (ii) “Effective Date” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the

Partnership or used or referred to by the Partnership in connection with the offering the Units;
     (iv) “Preliminary Prospectus” means any preliminary prospectus included in such registration statement or filed with the Commission by the Partnership with the consent of the Representatives pursuant to Rule 424(b) of the Rules and Regulations;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such Registration Statement.
     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-1 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Units under Rule 462(b) of the Rules and Regulations (the “Rule 462 Registration Statement”).
     (b) The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405). The Partnership has met all the conditions for incorporation by reference pursuant to the General Instructions to Form S-1.
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and

Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Units and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Units and disclosures directly relating thereto will be included on the cover page of the Prospectus.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited partnership in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, securityholders’ equity, properties, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (k) Each of the General Partner, OLLC, MCFS, CTP, DPS, DGT, WES, WFS Group, WFS Company and Four Corners LLC has been duly formed and is validly existing in good standing as a limited liability company under Delaware LLC Act, has full limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited liability company in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (l) Williams has been duly incorporated and is validly existing as a corporation in good standing under the DGCL, has full corporate all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly qualified to do business as a foreign corporation in each jurisdiction listed opposite its name in Annex I, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (m) On the First Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with an initial 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended and restated on or prior to the First Delivery Date, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).
     (n) As of the date of the Prospectus, other than the Units to be offered by the Partnership under this Agreement, the Partnership has no limited partner interests issued and outstanding other than the following:
     (i) 253,557 Common Units and 715,693 Subordinated Units held by WES (the “WES Sponsor Units”);
     (ii) 715,693 Common Units and 2,504,925 Subordinated Units held by WE (the “WE Sponsor Units”)
     (iii) 345,567 Common Units and 1,209,486 Subordinated Units held by Williams Pipeline (the “Williams Pipeline Sponsor Units”);
     (iv) 685,183 Common Units and 2,398,139 Subordinated Units held by Holdings (the “Holdings Sponsor Units” and collectively with the WES Sponsor Units, the WE Sponsor Units, the Williams Pipeline Sponsor Units and the Holdings Sponsor Units, the “Sponsor Units”);
     (v) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and
     (vi) Common Units, representing an aggregate      % interest in the Partnership, issued to public unitholders (the “Existing Public Units”).
     The Sponsor Units represent an aggregate      % interest in the Partnership. All of such Sponsor Units, Incentive Distribution Rights, Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business. You may also have liability to repay distributions.” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and WES owns such WES Sponsor Units, WE owns such WE Sponsor Units, Williams Pipeline owns such Williams Pipeline Sponsor Units, Holdings owns such Holdings Sponsor Units and the General

Partner owns such Incentive Distribution Rights, in each case, free and clear of all Liens (except, with respect to the Sponsor Units and the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus).
     (o) The Firm Units and the Option Units, if any, to be issued and sold by the Partnership to the Underwriters under this Agreement have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the most recent Preliminary Prospectus and the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business. You may also have liability to repay distributions.” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); the Firm Units and the Option Units, if any, when issued and delivered against payment therefor in accordance with this Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus; and other than the Sponsor Units, the Incentive Distribution Rights and the Existing Public Units, the Firm Units and the Option Units, if any, will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.
     (p) The Partnership is the sole member of OLLC with a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of OLLC (as the same may be amended and restated on or prior to the First Delivery Date, the “OLLC Agreement”) and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens.
     (q) On the First Delivery Date, OLLC will own a 25.1% limited liability company interest in Four Corners LLC; such limited liability company interests will be duly authorized and validly issued in accordance with the Four Corners LLC Agreement and is fully paid (to the extent required under the Four Corners LLC Agreement) and non-assessable (except as such non-accessibility may be affected by Section 18-607 of the Delaware LLC Act); and OLLC will own such limited liability company interest free and clear of all Liens.
     (r) OLLC owns a 100% limited liability company interest in each of MCFS and CTP; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of each of MCFS and CTP (as the same may be amended or restated on or prior to the First Delivery Date, the “Wholly Owned Subsidiary LLC Agreements”), and have been fully paid (to the extent required under the Wholly Owned Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the

Delaware LLC Act); and OLLC owns such limited liability company interests free and clear of all Liens.
     (s) OLLC owns a 40% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DPS (as such may be amended and restated on or prior to the First Delivery Date, the “DPS LLC Agreement”); and OLLC owns such limited liability company interest free and clear of all Liens. DPS is the sole member of DGT with a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DGT (as the same may be amended or restated on or prior to the First Delivery Date (the “DGT LLC Agreement”), and together with the DPS LLC Agreement and the Wholly Owned Subsidiary LLC Agreements, the “Subsidiary LLC Agreements”) and is fully paid (to the extent required under the DGT LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and DPS owns such limited liability company interest free and clear of all Liens.
     (t) Other than (i) the General Partner’s ownership of an initial 2.0% general partner interest in the Partnership and its ownership of the Incentive Distribution Rights, (ii) the Partnership’s ownership of a 100% limited liability company interest in OLLC, (iii) OLLC’s ownership of a 100% limited liability company interest in each of MCFS and CTP, (iv) OLLC’s ownership of a 40% limited liability company interest in DPS, (v) DPS’ 100% limited liability company interest in DGT, and (vi) OLLC’s ownership of a 25.1% limited liability company interest in Four Corners LLC, on each Delivery Date, after giving effect to the Transactions, none of the Partnership Entities will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity; and none of the entities mentioned in the preceding clauses (i) through (vi), other than OLLC, MCFS and CTP is a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Rules and Regulations.
     (u) WES owns a 100% limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability agreement of the General Partner (as the same may be amended or restated on or prior to the First Delivery Date, the “GP LLC Agreement”), and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all Liens.
     (v) Williams owns a 100% limited liability company interest in each of WES, WFS Group and WFS Company; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of WES, WFS Group and WFS Company (as the same may be amended or restated on or prior to the First Delivery Date, the “Williams Subsidiary LLC Agreements”) and are fully paid (to the extent required under the Williams Subsidiary

LLC Agreements) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and Williams owns such limited liability company interests free and clear of all Liens.
     (w) WE owns a 20% limited liability company interest in DPS; such membership interest has been duly and validly issued in accordance with the DPS LLC Agreement and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WE owns such limited liability company interest free and clear of all Liens.
     (x) Except as described in the Preliminary Prospectus and the Prospectus or as provided in the Amended Credit Agreement, the Revolving Credit Agreement, or the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or (ii) any limited liability company interests in the General Partner, OLLC or, except as provided in the DPS LLC Agreement and the DGT LLC Agreement, any of the Subsidiaries, in each case pursuant to the Partnership Agreement, the OLLC Agreement, the GP LLC Agreement or the Subsidiary LLC Agreements, each as amended or restated on or prior to the First Delivery Date (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (y) None of the Partnership Entities has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (z) The Partnership has all requisite power and authority to issue, sell and deliver the Firm Units and the Option Units, if any, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. On each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Firm Units and the Option Units, if any, and the consummation of the transactions (including the Transactions) contemplated by this Agreement, shall have been validly taken.
     (aa) This Agreement has been duly and validly authorized, executed and delivered by each of the Williams Parties.
     (bb) (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

     (ii) The OLLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (iii) The GP LLC Agreement has been duly authorized, executed and delivered by WES, and is a valid and legally binding agreement of WES, enforceable against WES in accordance with its terms;
     (iv) Each of the MCFS LLC Agreement and the CTP LLC Agreement has been duly authorized, executed and delivered by OLLC, and each is a valid and legally binding agreement of OLLC, enforceable against OLLC in accordance with its terms;
     (v) The DPS LLC Agreement has been duly authorized, executed and delivered by each of OLLC and WE and, assuming due authorization, execution and delivery by Duke Energy Field Services, LP (“DEFS”), is a valid and legally binding agreement of OLLC and WE, enforceable against each of them in accordance with its terms
     (vi) The omnibus agreement among WES, WE, Williams Pipeline, Holdings, the General Partner, the Partnership, OLLC and Williams (the “Omnibus Agreement”) has been duly authorized, executed and delivered by each of WES, WE, Williams Pipeline, Holdings, the General Partner, the Partnership, OLLC and Williams and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (vii) Each of the Amended Credit Agreement and the Revolving Credit Agreement have been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (viii) The Purchase and Sale Agreement has been duly authorized, executed and delivered by each of WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC and is a valid and legally binding agreement of the each of them, enforceable against each of them in accordance with its terms; and
     (ix) The Asset Contribution Agreement has been duly authorized, executed and delivered by each of WFS Company and Four Corners LLC and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms.
provided that, with respect to each agreement described in this Section 1(bb), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     (cc) On or before the First Delivery Date:
     (i) The Interest Contribution Agreement will have been duly authorized, executed and delivered by each of WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (ii) The Notes Purchase Agreement will have been duly authorized, executed and delivered by the Partnership;
     (iii) The Indenture will have been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the trustee named therein, will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and
     (iv) The Four Corners LLC Agreement will have been duly authorized, executed and delivered by each of OLLC and WFS Company and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
provided that, with respect to each agreement described in this Section 1(cc), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Purchase and Sale Agreement, Asset Contribution Agreement and the Interest Contribution Agreement are herein collectively referred to as the “Operative Agreements.”
     (dd) None of the offering, issuance and sale by the Partnership of the Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, the execution, delivery and performance of this Agreement or the Operative Agreements by the Williams Entities that are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Williams Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Williams Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.
     (ee) Except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws in connection with the purchase and sale of the Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the any of the Williams Entities or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Williams Parties and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus.
     (ff) Except as described in the most recent Preliminary Prospectus, the Prospectus and the Partnership Agreement, there are no contracts, agreements or understandings between the any of the Williams Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the Units registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.
     (gg) None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus; and, since such date, except as described in the most recent Preliminary Prospectus and the Prospectus, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of any of the Partnership Entities, in each case except as could not reasonably be expected to have a Material Adverse Effect.
     (hh) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of

Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma financial and operating information set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Selected Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived.
     (ii) The pro forma financial statements included in the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus and the Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act. At December 31, 2005, the Partnership would have had, on the consolidated pro forma basis indicated in the most recent Preliminary Prospectus and the Prospectus, a capitalization as set forth therein.
     (jj) Ernst & Young LLP, who has certified certain financial statements of the Partnership, the General Partner, Williams Four Corners Predecessor (as defined therein) and DPS, whose reports appear in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(h) hereof, were independent registered public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the most recent Preliminary Prospectus and the Prospectus.
     (kk) On each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property, contemplated as owned or to be owned by any of them in the Operative Agreements or the most recent Preliminary Prospectus and the Prospectus, in each case free and clear of all liens, claims, security interests, encumbrances and other defects, except (i) such as are described in the most recent Preliminary Prospectus and the Prospectus or (ii) such as do not materially interfere with the use made in the past and proposed to be made in the future of such property as described in the most recent Preliminary Prospectus and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Williams Parties represent that (A) no Williams Entity has received any actual notice or claim from any owner of land upon which any pipeline that will be owned by any Subsidiary as of the First Delivery Date as described in the most recent Preliminary Prospectus and the Prospectus is located that such Williams Entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the most recent Preliminary Prospectus and the Prospectus and (B) any lack of title to the pipeline rights-of-way that will have a material adverse effect on the ability of any Subsidiary to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the most recent Preliminary Prospectus and the Prospectus will be subject to the indemnification provisions of Section 2.3(a)(i) of the Omnibus Agreement. All assets held under lease or license by the Partnership Entities are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material and do not materially interfere with the use made in the past and proposed to be made in the future of such assets by the Partnership Entities taken as a whole as described in the most recent Preliminary Prospectus and the Prospectus. The Operative Agreements are legally sufficient to transfer to or vest in Four Corners LLC all properties that are, individually or in the aggregate, required to enable Four Corners LLC to conduct its operations in all material respects as contemplated by the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations and limitations contained in the Operative Agreements or as described in the most recent Preliminary Prospectus and the Prospectus. Four Corners LLC, upon the consummation of the Transactions as contemplated by the Operative Agreements, succeeded or will succeed in all material respects to the applicable businesses, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership included in the most recent Preliminary Prospectus and the Prospectus, except as disclosed in the most recent Preliminary Prospectus, the Prospectus and in the Operative Agreements.
     (ll) Each of the Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks related to property damage and liability to third parties as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of each of the Partnership Entities are in full force and effect on the date hereof; each of the Partnership Entities are in compliance with the terms of such policies in all material respects as of the date hereof; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
     (mm) Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and none of the Partnership Entities has any reason to believe that the conduct of their respective businesses conflict or will conflict in any material respect with, and have not received any notice of any claim of conflict with, any such rights of other parties.

     (nn) Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which any of the Williams Parties is a party or of which any of their property or assets is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby or that are required to be described in the most recent Preliminary Prospectus and the Prospectus but are not described as required; and to the knowledge of the Williams Parties, no such proceedings are threatened by governmental authorities or by others.
     (oo) There are no contracts or other documents that are required to be described in the most recent Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the most recent Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement; and the statements set forth in the most recent Preliminary Prospectus under the captions “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units,” “Description of the Subordinated Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units and the Subordinated Units, and under the captions “Material Tax Consequences” and “Investment in Williams Partners L.P. by Employee Benefit Plans,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.
     (pp) Except as described in the most recent Preliminary Prospectus and the Prospectus, no labor disturbance by the employees of any of the Partnership Entities (and to the extent they perform services on behalf of any of the Partnership Entities, employees employed directly or indirectly by any of the Williams Entities other than the Partnership Entities), exists or, to the knowledge of the Williams Parties, is imminent or threatened, which might be expected to have a Material Adverse Effect.
     (qq) Each of the Williams Parties has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has timely paid all taxes shown to be due thereon, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (rr) Since the date as of which information is given in the most recent Preliminary Prospectus and the Prospectus through the date hereof, and except with respect to the Amended Credit Agreement or the Revolving Credit Agreement or as may otherwise be disclosed in the most recent preliminary Prospectus and the Prospectus, none of the Partnership Entities have (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (iii) entered into any transaction not in the ordinary course of business.

     (ss) Each of the Partnership Entities (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (tt) (i) Each of the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (uu) Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies or material weaknesses.
     (vv) Except as described in the most recent Preliminary Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Partnership Entities, on the one hand, and the directors, officers, securityholders, customers or suppliers of the Partnership Entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus and the Prospectus which is not so described. No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

     (ww) The Partnership is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002.
     (xx) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (A) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
     (yy) None of the Williams Parties (i) is in violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv) as could not reasonably be expected to have a Material Adverse Effect.
     (zz) None of the Williams Parties, nor any director, officer, employee, or to the knowledge of the Williams Parties, any agent or other person associated with or acting on behalf of any of the Williams Parties, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (aaa) Except as described in the most recent Preliminary Prospectus, the Williams Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of health and human safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received and, as necessary, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Williams Parties has been named as a “potentially responsible party” under CERCLA or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus and the Prospectus, (A) none of the Williams Parties is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings in which it is reasonably believed that no monetary penalties of $100,000 or more will be imposed, and (B) none of the Williams Parties anticipates material capital expenditures relating to Environmental Laws.
     (bbb) As of each Delivery Date, and after giving effect to the Transactions, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (ccc) Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and the Prospectus and except for such permits that, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as described in the most recent Preliminary Prospectus and the Prospectus, each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits that are or will be due to have been fulfilled and performed by such date; and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (ddd) None of the Partnership Entities are or, as of each Delivery Date after giving effect to the Transactions and the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will be, (i) an “investment company” as defined in the Investment Company Act of 1940, as amended or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.
     (eee) The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the General Partner, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (fff) None of the Partnership Entities nor, to the knowledge of the General Partner, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC
     (ggg) None of the Williams Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(f).
     (hhh) None of the Williams Entities has taken, nor will it take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
     (iii) The Units have been approved for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject only to official notice of issuance.
     (jjj) Except for this Agreement and any engagement letters with the Representatives, there are no contracts, agreements or understandings between the Partnership and any person that would give rise to a valid claim against the Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Units contemplated by this Agreement.
     (kkk) The statistical and market-related data included in the most recent Preliminary Prospectus and the Prospectus and the consolidated financial statements of each of the Partnership, DPS and Williams Four Corners Predecessor included in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate in all material respects.
     Each certificate signed by or on behalf of any of the Partnership Entities and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Partnership Entity to the Underwriters as to the matters covered thereby.
     Section 2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in and subject to the terms and conditions of this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.
     In addition, the Partnership grants to the Underwriters an option to purchase up to 990,000 Units, severally and not jointly. Such option (the “Option”) is exercisable in the event that the Underwriters sell more Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     The price of both the Firm Units and any Option Units shall be $  per Common Unit.
     The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

     Section 3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.
     Section 4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 at 9:00 A.M., Houston, Texas time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representatives and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to the Representatives for the account of each Underwriter in book entry form through the facilities of DTC against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
     The Option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the Option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”
     Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement among the Representatives and the Partnership) at 9:00 A.M., Houston, Texas time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
     Section 5. Further Agreements of the Williams Parties. Each of the Williams Parties, jointly and separately, covenants and agrees with each Underwriter:
     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the

Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (b) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;
     (e) Prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any document incorporated by reference in any Preliminary Prospectus, the Prospectus or any amendment to any document incorporated by reference in any Preliminary Prospectus, the Prospectus or any amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;
     (f) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
     (g) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (h) As soon as practicable after the Effective Date, to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);
     (i) For a period of two years following the Effective Date, to furnish or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to the Representatives a copy of all materials furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (j) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (k) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Units and shares issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8 or Form S-3) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer, director and unitholder of the Company set forth on Schedule 3 hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).
Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing.
     (l) To apply the net proceeds from the offering of the Units as set forth in the Prospectus; and

     (m) To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act of 1940, as amended; and
     (n) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the General Partner (any such issuer information with respect to whose use the General Partner has given its consent, being defined as “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(n), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
     Section 6. Expenses. The Williams Parties agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Units on the New York Stock Exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(j) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Williams Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.
     Section 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Williams Parties contained herein, to the performance by the Williams Parties of their obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Vinson & Elkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of the most recent Preliminary Prospectus or Prospectus, in light of the circumstances under which such statements were made).
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby (including the Transactions) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Williams Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Andrews Kurth LLP shall have furnished to the Representatives their written opinion, as counsel to the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth in Exhibit B to this Agreement.
     (e) The Representatives shall have received from James J. Bender, internal counsel to the Partnership, his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth in Exhibit C to this Agreement.
     (f) The Representatives shall have received from each of            and         , which are acting as special local counsel for the Williams Entities, an opinion or opinions, addressed to the Underwriters and dated such Delivery Date, in the form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth in Exhibit D to this Agreement.
     (g) The Representatives shall have received from Vinson & Elkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Williams Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (h) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (i) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (j) On each Delivery Date, the General Partner shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:
     (i) the representations, warranties and agreements of the Williams Parties contained in Section 1 of this Agreement are true and correct as of such Delivery Date, and the Williams Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and
     (iii) they have carefully examined the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, and in their opinion, (A)(1) the Registration Statement, as of the Effective Date, (2) the most recent Preliminary Prospectus, as of its date and on the applicable Delivery Date, (3) the Prospectus, as of its date and on the applicable Delivery Date, or (4) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the most recent Preliminary Prospectus and the Prospectus, in the light of the circumstances under which such statements were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Units and the disclosures directly relating thereto are included on the cover page of the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (k) None of the Williams Entities shall have sustained since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is adverse to the Partnership Entities or (ii) since such date there shall not have been any adverse change in the partners’ capital, members’ equity or short-term or long-term debt of the Partnership Entities or any change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no

such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.
     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership or any of the Williams Entities on any exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (n) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.
     (o) The Lock-Up Agreements among the Representatives and the persons and entities set forth on Schedule 3, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
     (p) The Williams Parties shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.
     (q) The Representatives shall have received evidence satisfactory to it that each of the Transactions (other than the offering of the Units) shall have occurred or will occur as of the First Delivery Date, in each case, on substantially the terms as described in the Prospectus.
     All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     Section 8. Indemnification and Contribution.
     (a) [                                   ], jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (in the case of any Preliminary Prospectus or the Prospectus, in light of the circumstances under which any such statements were made) or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in light of the circumstances under which any such statements were made, or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which any such statements were made) or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Williams Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Williams Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the

Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Williams Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner or the Partnership), managers, officers and employees, and each person, if any, who controls any Williams Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Williams Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, or any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which any such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Williams Parties or any such director, manager, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Williams Parties under this Section 8 if (i) the Williams Parties and the Underwriters shall have so mutually agreed; (ii) the Williams Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Williams Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Williams Parties or their respective directors, managers, officers, employees or controlling persons, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Williams Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Williams

Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Williams Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Williams Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Williams Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Williams Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm and the Williams Parties acknowledge that the table of underwriters on page      , the second full paragraph under the heading “Commissions and Expenses” on page      , the third full paragraph under the heading “Lock-Up Agreements” on page      , the first and second full paragraphs under the heading “Stabilization, Short Position and Penalty Bids” on page      , the second full paragraph under the heading “New York Stock Exchange” on page      , the information under the heading “Discretionary Sales” on page            and the information under the

heading “NASD Conduct Rules” on page            appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Williams Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
     Section 9. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Williams Parties, except that the Williams Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Williams Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership, as the case may be, may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership, as the case may be, or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
     Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in

Sections 7(k), 7(l) or 7(m), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
     Section 11. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Williams Entities to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Williams Entities (including, without limitation, with respect to the Transactions) is not fulfilled, the Williams Parties, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units (the “Expenses”), and upon demand the Williams Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Williams Parties shall not be obligated to reimburse any defaulting Underwriter on account of those Expenses. If this agreement is terminated pursuant to Section 9 because any of the events described in Section 7(m) shall have occurred, the Williams Parties will reimburse the Underwriters severally through the Representatives on demand for its behalf of the Expenses; provided, however, that the Williams Parties shall not be responsible for any amount in excess of $500,000 under this sentence.
     Section 12. Research Analyst Independence. In addition, the Williams Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of its investment bankers. The Williams Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Williams Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Williams Parties by such Underwriters’ investment banking divisions. The Williams Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership or Williams.
     Section 13. No Fiduciary Duty. The Williams Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Williams Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Williams Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Williams Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Williams Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Williams Parties. The Williams Parties hereby waive any claims that the Williams Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering..
     Section 14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); and to Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and
     (b) if to the Williams Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: President (Fax: 918-573-4647);
provided, however, that any notice to an Underwriter pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Williams Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.
     Section 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Williams Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Williams Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors, employees and managers of the Williams Parties, the officers of the Williams Parties who have signed the Registration Statement and any person controlling the Williams Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the Williams Parties hereunder shall be non-recourse against any partner (including any limited partner or general partner), stockholder, member, officer, director or employee of any of the Williams Parties, other than the Williams

Parties in their capacities as such. In that connection, no such partner, stockholder, member, officer, director or employee shall be bound by this Agreement, or be obligated by virtue of this Agreement or the obligations of any party created hereunder to (A) provide funds to any of the Williams Parties, whether by contributions to capital, loans, returns of monies, securities or other property, or (B) assume any liabilities of any of the Williams Parties.
     Section 16. Survival. The respective indemnities, representations, warranties and agreements of the Williams Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     Section 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
     Section 18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     Section 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow.]

     If the foregoing correctly sets forth the agreement among the Williams Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

WILLIAMS FOUR CORNERS LLC

By:
Name:
Title:

WILLIAMS FIELD SERVICES COMPANY LLC

By:
Name:
Title:

WILLIAMS FIELD SERVICES GROUP LLC

By:
Name:
Title:

WILLIAMS ENERGY SERVICES, LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

WILLIAMS PARTNERS GP LLC

By:
Name:
Title:

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:
Name:
Title:

WILLIAMS PARTNERS OPERATING LLC

By:
Name:
Title:

Accepted:
LEHMAN BROTHERS INC.
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto
By: LEHMAN BROTHERS INC.

By:
Authorized Representative

By: CITIGROUP GLOBAL MARKETS INC.

By:
Authorized Representative

Signature Page to Underwriting Agreement

SCHEDULE 1

Number of Firm Units
Underwriters	to be Purchased
Lehman Brothers Inc.
Citigroup Global Markets Inc.
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
Raymond James & Associates, Inc.

Total	6,600,000

Schedule 1-1

SCHEDULE 2
PERSONS DELIVERING LOCK-UP AGREEMENTS
Steven J. Malcolm
Donald R. Chappel
Alan S. Armstrong
James J. Bender
Phillip D. Wright
Thomas C. Knudson
Bill Z. Parker
Alice M. Peterson
The Williams Companies, Inc.

Schedule 2-1

ANNEX I
JURISDICTIONS OF QUALIFICATION

	Jurisdiction	Jurisdictions
Name of Entity	of Formation	of Qualification
Williams Partners GP LLC	Delaware	Oklahoma
Williams Partners L.P.	Delaware	Oklahoma
Williams Partners Operating LLC	Delaware	Oklahoma
Four Corners LLC	Delaware	New Mexico and Colorado
Williams Field Services Company LLC	Delaware	New Mexico, Colorado
Williams Field Services Group LLC	Delaware	New Mexico, Colorado
Mid-Continent Fractionation and Storage, LLC	Delaware	Kansas
Carbonate Trend Pipeline LLC	Delaware	Louisiana and Alabama
Discovery Producer Services LLC	Delaware	Louisiana
Discovery Gas Transmission LLC	Delaware	Louisiana
Williams Energy Services, LLC	Delaware	Florida, Illinois, Oklahoma, South Carolina and Virginia
The Williams Companies, Inc.	Delaware	District of Columbia, Kentucky, North Dakota, Oklahoma, Texas and Utah
Annex I-1

EXHIBIT A
LOCK-UP LETTER AGREEMENT
LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
As Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Dear Sirs:
     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of common units representing limited partner interests (the “Common Units”) of Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) cause to be filed a registration statement (other than a registration statement on Form S-8 or Form S-3) with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of the final Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Common Units that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 90-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Lehman Brothers’ Equity Capital Markets at least two business days prior to the proposed transfer or disposition.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. and Citigroup Global Markets Inc. waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Partnership and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:

Name:

Title:

Dated: , 2006

EXHIBIT B
FORM OF OPINION OF ANDREWS KURTH LLP
     (i) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware LP Act, is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth on Annex I to this Agreement, except where the failure to so register or so qualify would not (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such partnership has all requisite partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged.
     (ii) Each of the General Partner, OLLC, MCFS, DPS, DGT, CTP and Four Corners LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex I to this Agreement, except where the failure to so register or so qualify would not (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.
     (iii) The General Partner is the sole general partner of the Partnership with an initial 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus or created or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (iv) The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business. You may also have liability to repay distributions.” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and WE, Holdings, WES, and Williams Pipeline own the Sponsor Units free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability in the Partnership Agreement, as described in the Prospectus or those created or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial

Code of the State of Delaware naming WE, Holdings, WES or Williams Pipeline as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WE, Holdings, WES or Williams Pipeline as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement; and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (v) The Firm Units and the Option Units, if any, to be issued and sold by the Partnership to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business. You may also have liability to repay distributions.” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units, the Incentive Distribution Rights and the Existing Public Units, the Firm Units will be the only limited partner interests of the Partnership issued and outstanding at the First Delivery Date.
     (vi) The Partnership owns a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the OLLC Agreement and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the OLLC Agreement.
     (vii) OLLC owns a 100% limited liability company interest in each of MCFS and CTP; such limited liability company interests have been duly authorized and validly issued in accordance with the MCFS LLC Agreement and the CTP LLC Agreement, respectively, and are fully paid (to the extent required under MCFS LLC Agreement or the CTP LLC Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and OLLC owns such limited liability company interests free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the MCFS LLC Agreement or the CTP LLC Agreement.
     (viii) WES owns a 100% limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the GP LLC Agreement, and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WES as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the GP LLC Agreement.
     (ix) OLLC owns a 40% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement, and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and OLLC owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the DPS LLC Agreement
     (x) DPS owns a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with DGT LLC Agreement and is fully paid (to the extent required under DGT LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and DPS owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming DPS as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Louisiana naming DPS as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Louisiana or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the DGT LLC Agreement.
     (xi) Except as described in the Prospectus or as provided in the Amended Credit Agreement, the Revolving Credit Agreement, or the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of (i) any limited partner interests in the Partnership, (ii) any limited liability company interests in the General Partner or OLLC or (iii) any limited liability company interests in any Subsidiary, in each case pursuant to the Organizational Documents or any other agreement or instrument known to such counsel to which any of such entities is a party or by which any one of them may be bound. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (xii) Each of the Operative Agreements to which any of the Partnership Entities is a party has been duly authorized and validly executed and delivered by each of the Partnership Entities party thereto.
     (xiii) Assuming the due authorization, execution and delivery by each party thereto (other than the Partnership Entities), each of the Operative Agreements constitutes a valid and binding obligation of the Partnership Entities party thereto, enforceable against each such Partnership Entities in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion.
     (xiv) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Entities party thereto.
     (xv) The offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership Entities of the Underwriting Agreement, the Operative Agreements to which any of the Partnership Entities is a party and the consummation of the transactions contemplated hereby and thereby (including the Transactions) has not caused, and will not cause, as applicable, (A) a violation of the Organizational Documents, (B) a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any Operative Agreement or any agreement filed as an exhibit to the Registration Statement or (C) any violation of any Applicable Law of the United States of America, the Delaware LP Act, the Delaware LLC Act, excluding in the case of clauses (B) and (C), any such breaches, violations and defaults that would not have a Material Adverse Effect.
     (xvi) Except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, no Governmental Approval is required for the execution, delivery and performance of the Underwriting Agreement or any of the Operative Agreements by the Partnership Entities party thereto and the consummation of the transactions contemplated thereby, except for such (A) as have been obtained or made and (B) would not have a Material Adverse Effect if not obtained or made.

     (xvii) The statements contained in the Prospectus under the captions “Risk Factors—Risks Inherent in Our Business—Discovery’s interstate tariff rates are subject to review and possible adjustment by federal regulators, which could have a material adverse effect on our business and operating results. Moreover, because Discovery is a non-corporate entity, it may be disadvantaged in calculating its cost of service for rate-making purposes,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Working Capital Credit Facility,” “Business—FERC Regulation,” “Business—Environmental Regulation” (other than the statements under the caption “Business—Environmental Regulation—Kansas Department of Health and Environment Obligations” as to which such counsel need not opine), “Management—Long-Term Incentive Plan,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement,” and “Investment in Williams Partners L.P. by Employee Benefit Plans,” insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects; and the Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units,” “Description of the Subordinated Units” and “The Partnership Agreement.”
     (xviii) The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xix) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.
     (xx) The Registration Statement, on the Effective Date and on the applicable Delivery Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable delivery date (except for the financial statements and the notes and financial schedules thereto, and other financial and other related statistical and accounting data included therein, as to which such counsel need express no opinion), were, on their face, appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations.
     (xxi) To the best of such counsel’s knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.
     (xxii) None of the Partnership Entities are, after giving effect to the Transactions and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.
     Such counsel has participated in conferences with officers and other representatives of the Williams Parties, representatives of the independent registered public accounting firm of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed, and because such counsel did not independently investigate or verify the information set forth in the Registration Statement or the Prospectus (except to the extent specified in paragraphs (xvii) and (xviii) above), such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package (except to the extent specified in paragraphs (xvi) and (xviii) above). Based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Partnership Entities), no facts have come to such counsel’s attention that have led such counsel to believe that (i) the Registration Statement at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, (ii) the Prospectus contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the most recent Preliminary Prospectus, together with Issuer Free Writing Prospectuses set forth on an exhibit to such counsel’s opinion acceptable to such counsel and the Underwriters, as of the Applicable Time, and except that the price of the Units and disclosures directly relating thereto are included on the cover page of the Prospectus, contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel, however, expresses no opinion with respect to the financial statements and notes and related schedules thereto and other related financial, statistical and accounting data included in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus or any further amendment or supplement thereto or the exhibits to the Registration Statement.
     Such counsel’s opinion may be limited to matters governed by the Federal laws of the United States of America, the laws of the States of Texas, the Delaware LP Act and the Delaware LLC Act. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property or the accuracy of the descriptions or references in the Registration Statement or the Operative Agreements to any real or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.
     “Applicable Laws” means those laws, rules and regulations of a specified jurisdiction that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Agreement, without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law, rule or regulation; provided that the term “Applicable Laws” does not include:
     (a) any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction codes or guidelines, (iii) labor, employee rights and benefits, or occupational safety and health, or (iv) public utility company regulation;
     (b) antitrust laws and other laws regulating competition;
     (c) antifraud laws;
     (d) tax laws, rules or regulations;
     (e) United States federal and state securities or blue sky laws, rules or regulations;
     (f) the rules and regulations of the National Association of Securities Dealers, Inc.;
     (g) (i) the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder by the Commission and (ii) the Natural Gas Act, as amended, and the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission; and
     (h) any law, rule or regulation that may have become applicable to the Partnership Entities or any of their subsidiaries as a result of the involvement of any of the Underwriters with the transactions contemplated by the Agreement or because of any facts specifically pertaining to any of the Underwriters or because of the legal or regulatory status or the nature of the business of any of the Underwriters.
     “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial or regulatory authority pursuant to (i) federal securities laws, rules or regulations, (ii) the Applicable Laws of the United States of America, (iii) the Delaware LP Act or (iv) the Delaware LLC Act.

EXHIBIT C
FORM OF OPINION OF JAMES J. BENDER
     (i) Williams owns a 100% limited liability company interest in WES; such limited liability company interest has been duly authorized and validly issued in accordance with the WES LLC Agreement and is fully paid (to the extent required under the WES LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and Williams owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Williams as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Williams as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the WES LLC Agreement.
     (ii) WE owns a 26.7% limited liability company interest in DPS subject to DEFS’ option to acquire 6.7% limited liability company interest in DPS from WE; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement, and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act); and WE owns such limited liability company interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WE as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WE as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the DPS LLC Agreement, other than DEFS’ option to acquire a 6.7% limited liability company interest in DPS from WE and except as provided in the DPS LLC Agreement.
     (iii) Each of the Operative Agreements to which any of the Williams Entities, other than the Partnership Entities, is a party has been duly authorized and validly executed and delivered by each of the Williams Entities party thereto.
     (iv) The offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Williams Entities (other than the Partnership Entities) of the Underwriting Agreement or any of the Operative Agreements and the consummation of the transactions contemplated thereby will not result in: (A) a violation of the certificate of incorporation, bylaws, limited liability company agreement, limited partnership agreement or similar organizational document of any of the Williams Entities (other than the Partnership Entities), (B) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument

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to or by which any of the Williams Entities (other than the Partnership Entities) is bound or to which any of the property or assets of any of the Williams Entities (other than the Partnership Entities), is subject (except for such indenture, mortgage, deed of trust, loan agreement or other agreement covered by the opinion letter from Gibson, Dunn & Crutcher LLP of even date herewith, to which such counsel need not opine), or (C) any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Williams Entities (other than the Partnership Entities) or any of their properties or assets, except as described in the Prospectus and any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.
     (v) Except as described in the Prospectus or the Partnership Agreement, there are no contracts, agreements or understandings between the any of the Williams Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the Units registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.
     (vi) To such counsel’s knowledge, other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or to which any property or assets of any of the Partnership Entities is the subject which, if determined adversely to such Partnership Entity, might (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.
     (vii) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Williams Parties (other than the Partnership Entities) party thereto.

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EXHIBIT D
FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP
     The offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Williams Entities of the Underwriting Agreement or any of the Operative Agreements to which they are a party and the consummation of the transactions contemplated thereby will not result in a breach of or a default under any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Schedule A to such opinion.

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EXHIBIT E
FORM OF OPINION OF LOCAL COUNSEL
     (i) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the States of New Mexico and Colorado having jurisdiction over the Williams Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership or the conveyance of properties or evidence of title to properties located in the States of New Mexico and Colorado purported to be conveyed by the            except (A) as may be required under state securities or “Blue Sky” laws as to which the undersigned does not express any opinion, (B) for such permits, consents, approvals and similar authorizations which have been obtained, and (C) which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated under the Underwriting Agreement and (3) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to consummation of the Transactions or (D) as described in the Prospectus.
     (ii) Each of the             is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the States of New Mexico and Colorado, as described in the            , subject to the conditions, reservations and limitations contained in the             and, upon proper recordation of the applicable             in the States of New Mexico and Colorado, will constitute notice to all third parties under the recordation statutes of the States of New Mexico and Colorado concerning record title to the assets covered thereby. Recordation in the office of the             of each county in which Four Corners LLC owns property is the appropriate public office in the States of New Mexico and Colorado for the recordation of interests in real property located in such county.
     Such counsel’s opinions may be limited to the laws of the State of New Mexico and Colorado, excepting therefrom municipal and local ordinances and regulations, and such counsel need express no opinion with respect to (a) title to any of the real or personal property, (b) the accuracy of descriptions or references to real or personal property, or (c) with respect to state or local taxes or tax statutes to which any of the limited partners of the Williams Entities may be subject.

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